Exhibit 23.3


               Consent of Independent Certified Public Accountants



We hereby consent to the use in the Registration Statement on Form S-1 of TSET, Inc. dated June 25, 2002, of our report dated March 17, 2000, with the exception of Note 3, which is dated October 8, 2001, relating to the consolidated financial statements, which appears in such Registration Statement.





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     Randy Simpson, CPA, P.C.

     Salt Lake City, Utah
     June 24, 2002